UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FNB CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

In connection with its proposed merger of equals with Virginia Financial Group, Inc., FNB Corporation is providing the following information about the members of the FNB Shareholders for Progress committee, who are participants in FNB Corporation’s solicitation of proxies in support of the merger:

Name and Address	Number of FNB Shares Owned

Hugh H. Bond 1506 Wellington Drive Bedford, VA 24523	8,845

James H. Brock 7188 Hollyberry Road Roanoke, VA 24018	3,583

Walter A. Hunt 1511 Narcissus Street Salem, VA 24153	56,897

James L. Hutton 305 East Hemlock Drive Blacksburg, VA 24060	6,279

Clark Owen, Jr. 7542 Boxwood Drive Roanoke, VA 24018	12,598

Carl (“Sonny”) E. Tarpley 7153 Island View Way Dublin, VA 24083	19,174

Joe J. Thompson 105 Centre Court Radford, VA 24141	9,765

Jennie T. Allman 1148 Ivy Hill Drive Forest, VA 24551	798

H. Morgan Griffith P. O. Box 1250 Salem, VA 24153	1,312

Rose M. Hagen 3718 London Circle Roanoke, VA 24018	4,171

Name and Address	Number of FNB Shares Owned

Michael M. Kessler 404 West Campbell Avenue Roanoke, VA 24016	3,156

Joseph L. Sheffey P. O. Box 1127 Dublin, VA 24084	1,702

William M. Sterrett, Jr. 2357 Mt. Tabor Road Blacksburg, VA 24060	12,405

H. Earnest Wade 220 Emerald Boulevard Christiansburg, VA 24073	7,021

Truman R. Dorton 1014 Glebe Road Daleville, VA 24083	0

Eugene M. Bane, Jr. 2611 Turnberry Road Salem, VA 24153	36,930

B. L. Rakes 320 Larboard Drive Moneta, VA 24121	13,340

Daniel A. Becker 155 Robin Road Christiansburg, VA 24073	2,915

David W. DeHart 407 8th Street Radford, VA 24141	2,653

Rhonda A. Long 303 Spring Hill Circle Bedford, VA 24523	4,803

Marcella L. Marcussen 504 Mason Court Drive Pearisburg, VA 24134	382

Charles M. McGuire 4186 Toddsbury Drive Vinton, VA 24176	1,942

Name and Address	Number of FNB Shares Owned

D. W. Shilling 110 Quail Ridge Road Forest, VA 24551	8,183

Douglas A. Smartt 210 Cherry Avenue Christiansburg, VA 24073	1,895

Mary D. Tabor 6623 Aaron Lane Dublin, VA 24084	1,964

Kathy A. Edwards 490 Bonnie Lane Salem, VA 24153	198

James E. Hall 145 Carolina Springs Road Rocky Mount, VA 24151	454

David L. Swain 5633 Orchard Valley Circle Roanoke, VA 24018	171

Robin M. Wright 3344 Preston Avenue Roanoke, VA 24012	272

Debbie L. Coleman 911 Samantha Circle Roanoke, VA 24019	0

Andrew F. Hoback 232 Lewis Avenue Salem, VA 24153	5,450

Justin M. Barnes 181 Silver Shadow Road Hardy, VA 24101	12

Dorothy L. McFee 20 Evergreen Drive Christiansburg, VA 24073	442

Name and Address	Number of FNB Shares Owned

Charles H. Richards 1832 St. Andrews Circle Blacksburg, VA 24060	8,192

Cindee G. Hensley 6043 Cove Road Roanoke, VA 24019	9

Debra L. Assenat 3614 View Avenue Roanoke, VA 24018	1,477

Christopher C. Eaton 635 Chamberlain Lane Salem, VA 24153	0

Misty B. Lucas P. O. Box 37 Riner, VA 24149	5,094

Joyce D. Gray 5646 Jill Drive Pulaski, VA 24301	479

Karin D. Grosshans 303 Lumber Lane Floyd, VA 24091	514

William G. Hoover 7767 Brandon Road Radford, VA 24141	989

Lenore M. Linkous 1929 Merrimac Road Blacksburg, VA 24060	604

Rebecca J. Sparks P. O. Box 602 Hardy, VA 24101	12

Rachel N. Holofchak 1042 Ickleton Place Forest, VA 24551	0

Karen T. Conner 1571 Kings Store Road Check, VA 24072	552

Name and Address	Number of FNB Shares Owned

Pamela L. Rhodes 1013 Howell Drive Vinton, VA 24179	1,265

Valerie P. McCraw 300 Quail Ridge Drive Forest, VA 24551	0

Cheryl A. Ward 65 Buck Run Drive Moneta, VA 24121	0

Lynn J. White P. O. Box 297 Dublin, VA 24084	206

Alexander L. Richardson 114 Kings Grant Drive Goode, VA 24556	68

Kellie A. East 1157 Taylor Hollow Road Blacksburg, VA 24060	860

Carolee A. Lautenschlager 1945 Captain Drive Salem, VA 24153	442

Mary G. Staples 8013 Amber Wood Court Roanoke, VA 24019	9,498

Robert L. Winstead 3272 Links Manor Drive Salem, VA 24153	8,097

Sammie Hall-Reynolds 117 Academy Street Salem, VA 24153	1,809

Wayne F. Munden 5016 Hunting Hills Circle Roanoke, VA 24014	4,798